    As filed with the Securities and Exchange Commission on December 19, 2001
                                                   [Registration No.  333-     ]
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                         WATSON WYATT & COMPANY HOLDINGS
             (Exact Name of Registrant as Specified in its Charter)


       DELAWARE                 1717 H STREET, N.W.               52-2211537
  (State or Other              WASHINGTON, D.C. 20006         (I.R.S. Employer
  Jurisdiction of                                            Identification No.)
  Incorporation or
   Organization)
           (Address of Principal Executive Offices Including Zip Code)

                             ----------------------

        WATSON WYATT & COMPANY HOLDINGS 2001 EMPLOYEE STOCK PURCHASE PLAN WATSON WYATT & COMPANY HOLDINGS 2001 DEFERRED STOCK UNIT PLAN FOR SELECTED
                                   EMPLOYEES
                            (Full Title of the Plan)

                             ----------------------

     WALTER W. BARDENWERPER                             COPIES TO:
         HONG L. NGUYEN                            STEVEN R. LONDON, ESQ.
    WATSON WYATT & COMPANY HOLDINGS         BROWN, RUDNICK, FREED & GESMER, P.C.
        1717 H STREET, N.W.                         ONE FINANCIAL CENTER
      WASHINGTON, D.C. 20006                          BOSTON, MA 02111
                                                       (617) 856-8200
                     (Name and Address of Agent For Service)

                             ----------------------

                                 (202) 715-7000
          (Telephone Number, Including Area Code, of Agent For Service)

                             ----------------------


                                                CALCULATION OF REGISTRATION FEE
---------------------------- ----------------------- ------------------------ ------------------------ -----------------------
                                                        PROPOSED MAXIMUM         PROPOSED MAXIMUM
    TITLE OF SECURITIES           AMOUNT TO BE           OFFERING PRICE              AGGREGATE               AMOUNT OF
     TO BE REGISTERED            REGISTERED(1)            PER SHARE(2)           OFFERING PRICE(2)      REGISTRATION FEE(2)
---------------------------- ----------------------- ------------------------ ------------------------ -----------------------
---------------------------- ----------------------- ------------------------ ------------------------ -----------------------
 CLASS A COMMON STOCK, PAR      2,250,000 SHARES             $21.66                 $48,735,000               $11,648
   VALUE $0.01 PER SHARE
---------------------------- ----------------------- ------------------------ ------------------------ -----------------------

(1) Consists of 750,000 shares of class A common stock that may be issued under the Watson Wyatt & Company Holdings 2001 Employee Stock Purchase Plan; and 1,500,000 shares of class A common stock that may be issued under the Watson Wyatt & Company Holdings 2001 Deferred Stock Unit Plan for Selected Employees. Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the anti-dilution provisions of the Plans to which this Registration Statement relates.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of the average high and low prices for the Registrant's Common Stock as quoted on the New York Stock Exchange on December 17, 2001.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed with the Commission are hereby incorporated by reference into this registration statement:

     1. The description of the shares of class A common stock, par value $0.01 per share, contained in the Registrant's Registration Statement on Form S-3, SEC File No. 333-94973, as amended, under the caption of "Description of Capital Stock, Certificate of Incorporation and Bylaws", which in turn is incorporated by reference in the Registrant's Form 8-A, filed October 4, 2000 (SEC file number 001-16159) pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed with the Commission for the purposes of updating that description.

     2. The Registrant's Annual Report on Form 10-K for its fiscal year ended June 30, 2001, filed on August 20, 2001.

     3. The Registrant's Quarterly Report on Form 10-Q for the three months ended September 30, 2001, filed on November 9, 2001.

     All reports and other documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered under this Registration Statement have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date of filing of such report or document. Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement. The Company's file number with the Commission is 001-16159.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director,

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officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 of the Delaware General Corporation Law further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Our certificate of incorporation provides that no director shall be personally liable to Watson Wyatt & Company Holdings or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     o for any breach of that director's duty of loyalty to Watson Wyatt & Company Holdings or its stockholders;

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o    under Section 174 of the Delaware General Corporation Law; or

     o for any transaction from which the director derived an improper personal benefit.

     Our bylaws provide that we must indemnify our directors, officers and employees against any liability incurred in connection with any proceeding in which they may be involved as a party or otherwise, by reason of the fact that he or she is or was a director, officer, employee, or agent of Watson Wyatt & Company Holdings or is or was serving at the request of Watson Wyatt & Company Holdings as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture,

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trust, employee benefit plan, or other entity or enterprise, to the fullest extent authorized by the laws of Delaware.

     Such indemnification may include advances of expenses prior to the final disposition of such proceeding.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

Exhibits



No.      Identification
---      --------------
4.1      Amended and Restated Certificate of Incorporation of the Registrant. (1)
4.2      Amended and Restated Bylaws of the Registrant. (2)
4.3      Specimen Certificate of Common Stock. (1)
5        Opinion of Brown, Rudnick, Freed & Gesmer, P.C. (3)
10.1     Watson Wyatt & Company Holdings 2001 Employee Stock Purchase Plan. (4)
10.2     Watson Wyatt & Company Holdings 2001 Deferred Stock Unit Plan for Selected Employees. (4)
23.1     Consent of Brown, Rudnick, Freed & Gesmer, P.C. (included in its opinion filed as Exhibit 5 to this
         Registration Statement). (3)
23.2     Consent of PricewaterhouseCoopers LLP, independent accountants. (3)
24       Power of Attorney (included on the Signature Page to this Registration Statement). (3)


(1) Incorporated by reference from the Registrant's Registration Statement on Form S-3/A, Amendment No. 1 (File No. 333-94973), filed on March 17, 2000.

(2) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q, filed on May 2, 2001.

(3)  Filed herewith.

(4) Incorporated by reference from the Registrant's Definitive Proxy Statement on Schedule 14A (File number 001-16159), filed on October 5, 2001.

ITEM 9.  UNDERTAKINGS.

     The Registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on December 19, 2001.

                                    WATSON WYATT & COMPANY HOLDINGS


                                    By: /S/ JOHN J. HALEY
                                        -------------------------------------
                                        John J. Haley
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Company whose signature appears below hereby appoints Walter W. Bardenwerper as his attorney-in-fact to sign his name and on his behalf, in any and all capacities stated below, and to file with the Commission any and all amendments, including post-effective amendments to this registration statement as appropriate, and generally to do all such things in his behalf in his capacity as an officer and/or a director to enable the Company to comply with the provisions of the Securities Act, and all requirements of the Commission.


SIGNATURE                            TITLE                                      DATE


/S/ JOHN J. HALEY                   President and Chief Executive Officer       12/19/01
---------------------------         (Principal Executive Officer)
John J. Haley

/S/ CARL D. MAUTZ                   Chief Financial Officer                     12/19/01
---------------------------         (Principal Financial Officer and
Carl D. Mautz                       Principal Accounting Officer)


/S/ ELIZABETH M. CAFLISCH           Director                                    12/17/01
---------------------------
Elizabeth M. Caflisch

/S/ MAUREEN E. COTTER               Director                                    12/19/01
---------------------------
Maureen E. Cotter

/S/ BARBARA HACKMAN FRANKLIN        Director                                    12/19/01
---------------------------
Barbara Hackman Franklin

/S/ JOHN J. GABARRO                 Director                                    12/19/01
---------------------------
John J. Gabarro


/S/ ERIC P. LOFGREN                 Director                                    12/19/01
---------------------------
Eric P. Lofgren

/S/ DAVID P. MARINI                 Director                                    12/19/01
---------------------------
David P. Marini

/S/ R. MICHAEL MCCULLOUGH           Director                                    12/15/01
---------------------------
R. Michael McCullough

/S/ KEVIN L. MEEHAN                 Director                                    12/19/01
---------------------------
Kevin L. Meehan

/S/ JOHN PHILIP S. ORBETA           Director                                    12/18/01
---------------------------
John Philip S. Orbeta

/S/ GILBERT T. RAY                  Director                                    12/19/01
---------------------------
Gilbert T. Ray

/S/ SYLVESTER J. SCHIEBER           Director                                    12/19/01
---------------------------
Sylvester J. Schieber

/S/ EDWARD MANNO SHUMSKY            Director                                    12/19/01
---------------------------
Edward Manno Shumsky

                                    Director
---------------------------
Paul N. Thornton

/S/ CHARLES P. WOOD, JR.            Director                                    12/19/01
---------------------------
Charles P. Wood, Jr.


---------------------------
Walter W. Bardenwerper
Attorney-in-fact

                         WATSON WYATT & COMPANY HOLDINGS

                                    Form S-8

                                  EXHIBIT INDEX

Exhibits


No.      Identification
---      --------------

4.1      Amended and Restated Certificate of Incorporation of the Registrant. (1)
4.2      Amended and Restated Bylaws of the Registrant. (2)
4.3      Specimen Certificate of Common Stock. (1)
5        Opinion of Brown, Rudnick, Freed & Gesmer, P.C. (3)
10.1     Watson Wyatt & Company Holdings 2001 Employee Stock Purchase Plan. (4)
10.2     Watson Wyatt & Company Holdings 2001 Deferred Stock Unit Plan for Selected Employees. (4)
23.1     Consent of Brown, Rudnick, Freed & Gesmer, P.C. (included in its opinion filed as Exhibit 5 to this
         Registration Statement). (3)
23.2     Consent of PricewaterhouseCoopers LLP, independent accountants. (3)
24       Power of Attorney (included on the Signature Page to this Registration Statement). (3)


(1) Incorporated by reference from the Registrant's Registration Statement on Form S-3/A, Amendment No. 1 (File No. 333-94973), filed on March 17, 2000.

(2) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q, filed on May 2, 2001.

(3)  Filed herewith.

(4) Incorporated by reference from the Registrant's Definitive Proxy Statement on Schedule 14A (File number 001-16159), filed on October 5, 2001.